UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
January 2, 2019
(Date of earliest event reported)
_______________________________________

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices, including zip code)

(281) 589-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 6, 2018, Gary A. Newberry ceased serving as Senior Vice President and Chief Operating Officer for Callon Petroleum Company (the “Company”) effective December 10, 2018. Mr. Newberry has continued in active service until his retirement date on January 31, 2019 (the “Resignation Date”), to assist in the transition.

On January 2, 2019, in connection with his departure from the Company, the Company entered into a Separation Agreement with Mr. Newberry. Pursuant to the Separation Agreement, Mr. Newberry remains eligible to receive an annual incentive compensation bonus award for his services provided in 2018, as determined by the Compensation Committee. In addition, the vesting schedule of Mr. Newberry’s outstanding equity awards were modified to reflect the following: (i) for restricted stock units that were awarded in 2016, such awards will no longer be subject to forfeiture for failure to remain employed until the vesting date and will continue to vest according to schedule, (ii) for performance stock units that were awarded in 2017 and 2018, such awards will no longer be subject to forfeiture for failure to remain employed until the vesting date and will continue to vest according to their terms, and (iii) for restricted stock units that were awarded in 2017 and 2018, such awards shall vest in full as of the Resignation Date. The Company will also transfer to Mr. Newberry the title to the company vehicle currently being used by Mr. Newberry, which is valued at approximately $48,000.

In exchange for the foregoing, Mr. Newberry agreed to certain waivers and releases for the Company’s benefit. Mr. Newberry has also agreed that for a period of one (1) year following the Resignation Date, he will not, directly or indirectly, compete or provide services to any oil and gas exploration and production company in the Permian Basin, and that for a period of three (3) years following the Resignation Date, he will not, directly or indirectly, hire, solicit, or influence any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Separation Agreement, which will be incorporated in the Company’s 2018 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

January 3, 2019	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer